UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  August
28, 2006

Commission file number 0-8814

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware 			84-0705083
(State of incorporation)   (I.R.S. Employer Identification No.)

8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)        (Zip Code)

(303) 292-3456
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle
Corporation, a Delaware corporation (the "Registrant"), in connection with the matters described herein.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE CONTRACT;
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT;

Effective August 28, 2006, the Registrant and Inco
Securities Corporation ("Inco") entered into a Purchase and Sale Agreement (the "Inco Agreement") whereby Inco agreed to sell to the Registrant its rights to receive
$4,698,001 pursuant to the Comprehensive Amendment
Agreement No. 1 (the "CAA"), and return to the Registrant two Amended Term Notes, due in August 2007, for cancellation. As consideration for the CAA interests and cancellation of the Amended Term Notes, the Registrant issued Inco 242,169 restricted shares of the Registrant's
1/3 of $.01 par value common stock. Pursuant to the Inco
Agreement, as soon as possible, but in any event no later than November 14, 2006, the Registrant will file a selling shareholder registration statement on Form S-3 to register the shares under the Securities Act of 1933. The CAA is described in more detail in the Registrant's Annual Report on Form 10-K for the year ended August 31, 2005

The CAA interests were payable to Inco, in order of priority, upon the sale of Export Water by the Registrant.
Following this acquisition, the remaining amounts payable to third parties pursuant to the CAA totals $18,717,388, which is payable only upon the sale of Export Water. The
Amended Term Notes had principal balances totaling
$424,500 and accrued unpaid interest totaling $471,476 as of August 31, 2006. The stock issued to Inco was valued at the closing price of the Registrant's common stock on August 28, 2006 and results in the Registrant recognizing a net gain on the extinguishment of the CAA interests and debt of approximately $390,900.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SERCURITIES:

The shares issued in the transaction described above were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS:

Exhibit 10.26
Purchase and Sale Agreement dated August 28, 2006, by and between Pure Cycle Corporation and Inco Securities Corporation.







SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 1, 2006
PURE CYCLE CORPORATION
/s/  Mark W. Harding
By:  Mark W. Harding,
President and Chief Financial Officer


	2